Exhibit 10.7
FORM OF
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “AGREEMENT”) is entered into as of the           day of                         2008, by and among FinTech Acquisition Corp., a Delaware corporation (the “COMPANY”), and the undersigned parties named as Investor on the signature page hereto (each, an “INVESTOR” and collectively, the “INVESTORS”).
     WHEREAS, the Investors currently hold all of the issued and outstanding securities of the Company; and
     WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of shares of Common Stock held by them.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS. The following capitalized terms used herein have the following meanings:
     “AGREEMENT” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
     “COMMISSION” means the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.
     “COMMON STOCK” means the common stock, par value $0.0001 per share, of the Company.
     “COMPANY” is defined in the preamble to this Agreement.
     “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
     “FOUNDERS’ SHARES” means the 2,875,000 shares of Common Stock issued as part of the Founders’ Units.
     “FOUNDERS’ UNITS” means the aggregate 2,875,000 units of the Company initially issued to (i) the Sponsor pursuant to the Sponsor Securities Purchase Agreement, dated as of March 10, 2008, between the Company and the Sponsor, and (ii) various individuals pursuant to the Founders’ Securities Purchase Agreement, dated as of March 10, 2008, by and among the Company and the purchasers listed on Exhibit A thereto.
     “FOUNDERS’ WARRANTS” means the 2,875,000 warrants of the Company to purchase shares of Common Stock issued as part of the Founders’ Units to the Investors (including the underlying shares of Common Stock).
     “INDEMNIFIED PARTY” is defined in Section 4.3.
     “INDEMNIFYING PARTY” is defined in Section 4.3.

     “INVESTOR” is defined in the preamble to this Agreement.
     “INVESTOR INDEMNIFIED PARTY” is defined in Section 4.1.
     “NOTICES” is defined in Section 6.3.
     “PERMITTED TRANSFEREE” means (a) the Company’s officers or directors or any affiliates or family members of any of the Company’s officers or directors, (b) a member of an Investor’s immediate family or a trust, the beneficiary of which is a member of the Investor’s immediate family, an affiliate of the Investor or a charitable organization, who in each case receives such Founders’ Units, Founders’ Shares, Founders’ Warrants or Private Placement Warrants as a gift, (c) any person who receives such Founders’ Units, Founders’ Shares, Founders’ Warrants or Private Placement Warrants by virtue of the laws of descent and distribution upon death of the Investor; or (d) any person who receives such Founders’ Units, Founders’ Shares, Founders’ Warrants or Private Placement Warrants pursuant to a qualified domestic relations order; provided, however, that any such transferees must enter into a written agreement agreeing to become a party to this Agreement and other related agreements signed by the Investor transferring such securities.
     “PIGGY-BACK REGISTRATION” is defined in Section 3.1.
     “PRIVATE PLACEMENT WARRANTS” mean the 3,300,000 warrants of the Company that the Sponsor has agreed to purchase pursuant to the Sponsor Securities Purchase Agreement, between the Company and the Sponsor (including the underlying shares of Common Stock).
     “REGISTER,” “REGISTERED” and “REGISTRATION” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
     “REGISTRABLE FOUNDERS’ WARRANTS” mean the Founders’ Warrants underlying the Founders’ Units, including the shares of Common Stock underlying the Founders’ Warrants.
     “REGISTRABLE PRIVATE PLACEMENT WARRANTS” means the Private Placement Warrants, including the shares of Common Stock underlying the Private Placement Warrants.
     “REGISTRABLE SECURITIES” mean, collectively, the Registrable Units, Registrable Shares, Registrable Founders’ Warrants and Registrable Private Placement Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) counsel to the Company makes a determination that the Registrable Securities are salable under Rule 144.
     “REGISTRABLE SHARES” mean the Founders’ Shares underlying the Founders’ Units. Registrable Shares include any shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock.

     “REGISTRABLE UNITS” mean all of the Founders’ Units owned or held by Investors, each consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock.
     “REGISTRATION STATEMENT” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Registrable Securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
     “RELEASE DATE” means (i) with respect to the Registrable Units, Registrable Shares and Registrable Founders’ Warrants, at any time commencing three months prior to the date that is one year after the Company consummates its initial business combination, and (ii) with respect to the Registrable Private Placement Warrants, at any time after the Company consummates an initial business combination.
     “SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
     “SPONSOR” means TBBK Acquisitions I, LLC, a Delaware limited liability company.
     “UNDERWRITER” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.
     “UNDERWRITTEN OFFERING” means a registration in which securities of the Company are sold to an Underwriter or Underwriters on a firm commitment basis for reoffering to the public.
     2. DEMAND REGISTRATION; PROCEDURES.
     2.1. FILINGS; INFORMATION.
     2.1.1. REQUEST FOR REGISTRATION; FILING REGISTRATION STATEMENT. At any time and from time to time on or after the applicable Release Date for a class of Registrable Securities, the holders of a majority-in-interest of the Registrable Securities of such class held by the Investors or the Permitted Transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of each such class of Registrable Securities held by such holders, provided that the estimated market value of Registrable Securities of all classes to be so registered thereunder at the time the demand is received by the Company is at least $500,000 in the aggregate. Any such requested registrations shall be referred to as a “DEMAND REGISTRATION”. Any demand for a Demand Registration shall specify the number and type of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within five (5) business days following receipt of any request for a Demand Registration, the Company will notify in writing all holders of Registrable Securities of the class or classes to be registered of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “DEMANDING HOLDER”) shall so notify the Company in writing, provided that such notice shall be received by the Company within ten (10) business days of the Company’s having sent the applicable notice to such holder or holders. All such requests shall specify the class and aggregate amount of Registrable Securities to be registered and the intended method of distribution.
     The Company shall, as expeditiously as possible after the Release Date, use its best efforts to prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of all Registrable Securities in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 2.1.3; PROVIDED, HOWEVER, that the Company shall have the right to defer the Registration for up to thirty (30) days, if the Company shall furnish to the holders a certificate signed by the Chairman, President and Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time, PROVIDED, FURTHER, that the Company shall not be obligated to deliver securities and shall not have penalties for failure to deliver securities if a Registration Statement is not effective at the time of exercise by the holder.
     2.1.2. COPIES. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.
     2.1.3. AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.
     2.1.4. NOTIFICATION. After the filing of a Registration Statement, the Company shall notify the holders of Registrable Securities included in such Registration Statement of such filing as soon as reasonably practicable, and shall further notify such holders promptly and confirm such advice in writing as soon as reasonably practicable after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to seek to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

     2.1.5. STATE SECURITIES LAWS COMPLIANCE. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.
     2.1.6. AGREEMENTS FOR DISPOSITION. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.
     The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.
     2.1.7. COOPERATION. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
     2.1.8. RECORDS. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.
     2.1.9. OPINIONS AND COMFORT LETTERS. The Company shall furnish to each holder of Registrable Securities included in the Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company (based solely on the oral advice of the Commission) to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.
     2.1.10. EARNINGS STATEMENT. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     2.1.11. LISTING. The Company shall use its best efforts to cause all Registrable Securities included in the Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner reasonably satisfactory to the holders of a majority of the Registrable Securities included in such registration.
     2.2. OBLIGATION TO SUSPEND DISTRIBUTION. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1.4(iv), each holder of Registrable Securities included in the Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 2.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
     2.3. REGISTRATION EXPENSES. The Company shall bear all costs and expenses incurred in connection with the Registration pursuant to this Agreement, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 2.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for the independent registered public accounting firm retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 2.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.
     2.4. INFORMATION. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of the Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.
     3. PIGGY-BACK REGISTRATION.
     3.1. PIGGY-BACK RIGHTS. If at any time on or after one year from the date of the initial business combination with respect to the Registrable Units and Registrable Shares, or, with respect to the Registrable Founders’ Warrants and Private Placement Warrants, after such warrants become exercisable by their terms, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1.1), other than a Registration Statement (i) filed in connection with an offering of securities to employees or directors of the Company pursuant to any employee stock option or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their shares of Common Stock for cash, securities or other property in a non-capital raising bona fide business transaction, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt by such holder of such notice (a “PIGGY-BACK REGISTRATION”). Subject to Section 3.2., the Company shall include in such Registration Statement such Registrable Securities requested to be included therein within five (5) days after the receipt by such holder of any such notice, on the same terms and conditions as any similar securities of the Company. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to a Piggy-Back Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Company shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and other Persons selling securities in such Underwritten Offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.
     3.2. REDUCTION OF OFFERING. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the holders of

Registrable Securities that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 3, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “MAXIMUM NUMBER OF SHARES”), then the Company shall include in any such registration:
     (a) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, pro rata, as to which registration has been requested pursuant to this Section 3, the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons, pro rata, in each case, that can be sold without exceeding the Maximum Number of Shares; and
     (b) If the registration is a “demand” registration undertaken at the demand of Persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell and the shares of Common Stock or other securities, if any, comprised of Registrable Securities, pro rata, as to which registration has been requested pursuant to this Section 3, in each case, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, pro rata, that can be sold without exceeding the Maximum Number of Shares.
     3.3. WITHDRAWAL. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. If all holders withdraw, or holders withdraw Registrable Securities in such amounts that the Registrable Securities of all classes that remain covered by the relevant Registration Statement have an estimated market value of less than $500,000, the Company shall cease all efforts to secure registration. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration to the extent that the Company has an obligation under Section 2.3 to pay such expenses.
     4. INDEMNIFICATION AND CONTRIBUTION.
     4.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “INVESTOR INDEMNIFIED PARTY”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in the Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by any Investor Indemnified Party expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.
     4.2. INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each selling holder of Registrable Securities will, in the event that the Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or allegedly untrue) statement of a material fact contained in the Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.
     4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “INDEMNIFIED PARTY”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “INDEMNIFYING PARTY”) in writing of the loss, claim, judgment, damage, liability or action; PROVIDED, HOWEVER, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
     4.4. CONTRIBUTION.
     4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section
     4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.
     Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     5. UNDERWRITING AND DISTRIBUTION.
     5.1. RULE 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall use its best efforts to take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.
     6. MISCELLANEOUS.
     6.1. OTHER REGISTRATION RIGHTS. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in the Registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.
     6.2. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement, and the rights, duties and obligations of the holders of Registrable Securities hereunder, may be freely assigned or delegated by a holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their successors and assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.
     6.3. NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, “NOTICES”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; PROVIDED, HOWEVER, that if such service or transmission is not on a business day or is after 6PM EST, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.
To the Company:
FinTech Acquisition Corp.
405 Silverside Road
Wilmington, DE 19809
Attn: Martin F. Egan, Chief Financial Officer and Secretary
with a copy to:
Ledgewood, P.C.

1900 Market Street
Suite 750
Philadelphia, PA 19103
Attn: J. Baur Whittlesey, Esq.
     To an Investor, to the address of such Investor(s) as are then reflected on the records of the Company.
     6.4. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
     6.5. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
     6.6. ENTIRE AGREEMENT. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
     6.7. MODIFICATIONS AND AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.
     6.8. TITLES AND HEADINGS. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
     6.9. WAIVERS AND EXTENSIONS. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, PROVIDED, HOWEVER, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
     6.10. REMEDIES CUMULATIVE. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     6.11. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.
     6.12. WAIVER OF TRIAL BY JURY. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.
FINTECH ACQUISITION CORP.

By:
Name:
Title:
INVESTORS:
TBBK ACQUISITIONS I, LLC

By:
Name:
Title:

Betsy Z. Cohen	Frank M. Mastrangelo

Walter T. Beach	Michele A. Fitzpatrick

T. Stephen Johnson	Raymond Moyer

Daniel G. Cohen	Martin F. Egan

John Barbella	Arthur Birenbaum

Brian Berry	Peter Chiccino

Jim Hilty	Jill Kelly

Jeremy Kuiper	Don McGraw

Scott Megargee	Joyce Mehlman

Sandy Reel	Nancy Rosenau